EXHIBIT 5.1



                    OPINION OF SCHOEMAN, MARSH & UPDIKE, LLP


                  AS TO LEGALITY OF SECURITIES BEING REGISTERED




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                                [SMU LETTERHEAD]




                                                                    May 15, 1998


Baron Capital Trust
7826 Cooper Road
Cincinnati, Ohio 45242

Ladies and Gentlemen:


     We have acted as securities counsel to Baron Capital Trust, a Delaware business trust (the "Trust"), in connection with the proposed offering and sale by the Trust of up to 2,500,000 Common Shares (the "Common Shares") of beneficial interest, without par value, in the Trust pursuant to a Prospectus dated May 15, 1998 (the "Prospectus"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Prospectus.

     We have examined and relied upon originals or copies certified or otherwise identified to our satisfaction of such agreements, documents, certificates and other statements of government officials of the State of Delaware, corporate officers, and representatives of the Trust, and such other documents as we have deemed necessary or advisable for the purpose of rendering this opinion, including without limitation, the Certificate of Trust for the Trust; the Declaration of Trust for the Trust and the Bylaws adopted by the Trust in effect on the date hereof; the specimen stock certificate for the Common Shares; the Underwriting Agreement (the "Underwriting Agreement") dated May 15, 1998 between the Trust and Sigma Financial Corporation ("Sigma"); and the Prospectus and all Exhibits and Schedules thereto. As to various questions of fact, material to our opinion, we have relied upon the representations made in the Underwriting Agreement and upon certificates of officers of the Trust and Baron Advisors, Inc., the managing shareholder of the Trust.


     In our examination of the aforesaid agreements, instruments, certificates and other documents, we have assumed that:

     (i) The statements made therein are accurate and complete, except where we have actual knowledge to the contrary;

     (ii) The signatures on documents and instruments submitted to us as originals are authentic;



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     (iii) The documents submitted to us as copies conform with the originals;


     (iv) Sigma has complied with all of its obligations and agreements arising under the Underwriting Agreement and any other agreements, instruments and other documents to which it is a party which are relevant to this opinion; and


     (v) Sigma has full corporate power and authority (by virtue of having taken all requisite corporate action) to execute and deliver and to perform its obligations under said agreements and to engage in the transactions contemplated thereby.

     We have made such inquiry of the Trust and have examined the Certificate of Business Trust of the Trust and other records, documents, agreements and instruments, certificates of officers of the Trust and of public officials and have made such investigations as to matters of fact and law as we have deemed necessary or relevant in connection with the opinions hereinafter set forth. In making such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, whether certified or not, as well as the legal capacity of natural persons.

     The opinion set forth herein is based on the laws of the State of Delaware, and no opinion is expressed as to the laws of any other jurisdiction.

     The opinion hereinafter expressed is subject to the following additional qualifications:

     (a) We express no opinion herein with respect to the availability of equitable remedies, including specific performance or injunctive relief; and

     (b) We express no opinion herein as to compliance or non-compliance with the antifraud provisions of any state or federal securities law, rule or regulation.

     Based on the foregoing and in reliance thereon, and upon consideration of such matters of law as we have deemed appropriate, and with the foregoing qualifications, we are of the opinion that the Common Shares will, when sold, be legally issued, fully paid and non-assessable.

     We hereby consent to the reference made to us under the heading "Legal Matters" in the Prospectus.


     This opinion is rendered only to you and is solely for your benefit and may not be relied upon by any party other than you.


                                               Very truly yours,

                                               /s/ SCHOEMAN, MARSH & UPDIKE, LLP
                                               SCHOEMAN, MARSH & UPDIKE, LLP


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